UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 17, 2021

Date of Report (Date of earliest event reported)

Bicycle Therapeutics plc

(Exact name of registrant as specified in its charter)

England and Wales	001-38916	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

B900, Babraham Research Campus Cambridge CB22 3AT United Kingdom	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +44 1223 261503

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, nominal value £0.01 per share	n/a	The Nasdaq Stock Market LLC*
American Depositary Shares, each representing one ordinary share, nominal value £0.01 per share	BCYC	The Nasdaq Stock Market LLC

* Not for trading, but only in connection with the listing of the American Depositary Shares on The Nasdaq Stock Market LLC.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 17, 2021, the Board of Directors (the “Board”) of Bicycle Therapeutics plc (the “Company”), upon the recommendation of the Nominating & Corporate Governance Committee of the Board, voted to appoint Jose-Carlos Gutierrez-Ramos, Ph.D., to the Board, effective immediately. Dr. Gutierrez-Ramos will serve as a Class II director whose term will expire at the Company’s 2021 annual general meeting of shareholders.

Since January 2021, Dr. Gutierrez-Ramos has served as the Chief Science Officer at Danaher Corporation, a publicly traded science and technology company.  Prior to that, Dr. Gutierrez-Ramos was the Global Head of Global Drug Discovery at AbbVie, Inc., a publicly traded biopharmaceutical company, from February 2020 to January 2021.  From June 2018 to February 2020, he was the chief executive officer and president of Repertoire Immune Medicine Inc., a biotechnology company. From 2015 to May 2018, he served as chief executive officer and president of Synlogic, Inc., a biotechnology company. Earlier in his career, Dr. Gutierrez-Ramos held positions at Pfizer Inc., GlaxoSmithKline plc, and Millennium Pharmaceuticals, Inc. Dr. Gutierrez-Ramos has served on the board of directors of Momenta Pharmaceuticals since March 2016.  He received a B.S. from Universidad Complutense de Madrid and his Ph.D. in immunochemistry from the Universidad Autonoma de Madrid.

There are no arrangements or understandings between Dr. Gutierrez-Ramos and any other person pursuant to which Dr. Gutierrez-Ramos was elected as a director.  Dr. Gutierrez-Ramos does not have any family relationships with any of the Company’s directors or executive officers, and he does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Dr. Gutierrez-Ramos will be compensated in accordance with the Company’s non-employee director compensation policy (the “Compensation Policy”), which was filed as Exhibit 10.18 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 (File No. 001-38916) filed with the Securities and Exchange Commission (“SEC”) on March 11, 2021. Dr. Gutierrez-Ramos will receive annual cash compensation of $40,000 for his service as a director. Additionally, consistent with the Compensation Policy, on March 17, 2021, the Board granted Dr. Gutierrez-Ramos an option to purchase 32,000 ordinary shares, nominal value £0.01 per share, of the Company (the “Initial Grant”). The Initial Grant will vest in equal monthly installments over three years, subject to Dr. Gutierrez-Ramos’ continued service as a director through the applicable vesting dates.

In connection with his appointment to the Board, Dr. Gutierrez-Ramos has entered into the Company’s standard form of deed of indemnity, a copy of which was filed as Exhibit 10.1 to the Current Report on Form 8-K (File No. 001-38916) filed with the SEC on November 12, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 19, 2021	BICYCLE THERAPEUTICS PLC

	By:	/s/ Lee Kalowski
	Name:	Lee Kalowski
	Title:	Chief Financial Officer